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                                2,500,000 Shares

                             RUSH ENTERPRISES, INC.

                                  Common Stock

                                ($.01 par value)

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              June ___, 1996

LADENBURG, THALMANN & CO. INC. and
PRINCIPAL FINANCIAL SECURITIES, INC.
  As Representatives of the several Underwriters
   named in Schedule A hereto
c/o Ladenburg, Thalmann & Co. Inc.
         540 Madison Avenue
         New York, New York 10022

Dear Sirs:

                  1.1. Introductory. RUSH ENTERPRISES, INC., a Texas corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,500,000 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. The aggregate of 2,500,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 375,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and Principal Financial Securities, Inc. ("Principal") are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

                  2. Representations and Warranties of the Company. The Company and W. Marvin Rush ("Mr. Rush"), the Chairman of the Board, Chief Executive Officer and sole current shareholder of the Company, jointly and severally represent and warrant to, and agree with, the several Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 33- ) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with
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         respect to the Stock, including any preeffective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended preeffective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and
         (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

                  (b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at its


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         date of issue, each Preeffective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates, the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preeffective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

                           (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole.

                           (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present in all material respects, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in


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         financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" fairly present, on the basis stated in the Registration Statement the information set forth therein.

                           (e) Arthur Andersen LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (f) The Company has and each of its subsidiaries has been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own or lease their properties and to conduct their businesses as described in the Prospectus; the Company is and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification. The Company has and each of its subsidiaries has at all relevant times had all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns or controls, directly or indirectly, only the following corporations, associations or other entities, each of which is a wholly-owned subsidiary of the Company, except as expressly indicated to the contrary:

         [                         ].
          -------------------------


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                           (g) The Company's authorized and outstanding capital
         stock is on the date hereof, and will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly in all material respects presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and (except for directors' qualifying shares) are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

                           (h) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus. The shares of Common Stock issuable upon exercise of the Warrants (as hereinafter defined) have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

                           (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or affiliates is a party or of which any property of the Company or any subsidiary or affiliate is subject, which, if determined adversely to the Company or any such subsidiary or affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this


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         Agreement, (ii) suspend the effectiveness of the Registration
         Statement, (iii) prevent or suspend the use of the Preeffective Prospectus in any jurisdiction, or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary or affiliate by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings and Insurance" in the Prospectus is true and correct in all material respects and complies with the Rules and Regulations.

                           (j) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any material indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound, the Articles of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties nor will the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated result in the creation of any material lien.

                           (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company or of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                           (l) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws. The Company has the full corporate power and authority to execute and deliver the Warrants on the terms and conditions set forth in this Agreement


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         and in the Warrants, and such execution and delivery of the Warrants has been duly and validly authorized, and when executed and delivered pursuant to this Agreement, the Warrants will be enforceable against the Company in accordance with their terms.

                           (m) The Company and its subsidiaries are in all material respects in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries. In the ordinary course of business, employees of the Company conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business operations and properties of the Company and its subsidiaries, in the ordinary course of which they seek to identify and evaluate associated costs and liabilities. Except as disclosed in the Registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a material adverse effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                           (n) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would materially adversely affect the financial position, business or operations of the Company and its subsidiaries.

                           (o) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons


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         and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

                           (p) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                           (q) The Company has provided you with all financial statements since _______________, 199___ to the date hereof that are available to the officers of the Company, including financial statements for the months of __________ and __________, 1996.

                           (r) The Company and its subsidiaries own or possess all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any material claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no material claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

                           (s) The Company and its subsidiaries have performed all material obligations required to be performed by them under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor any of its subsidiaries nor any other party to such contract is in default under or in breach of any such obligations. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

                           (t) The Company is not involved in any material labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or


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         any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

                           (u) The Company has obtained the written agreement described in Section 8(j) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule B hereto.

                           (v) The Company and its subsidiaries have and the Company and its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or of its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole, in each case except as described in or contemplated by the Prospectus.

                           (w) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially


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         and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

                           (x) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or commission as a result of any of the transactions contemplated by this Agreement.

                           (y) The Company has complied with all provisions of
         Section 517.075 Florida Statutes (Chapter 92-198; Laws of Florida).1

                           (z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (aa) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                           (bb) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (cc) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

                  3. Purchase by, and Sale and Delivery to, Underwriters--Closing Dates. The Company agrees to sell to the Underwriters the Firm Stock, and on the basis of the


- -----------------------------
         1 Relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.


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representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with
Section 12 hereof.

                  The purchase price per share to be paid by the Underwriters to the Company will be $________ per share (the "Purchase Price").

                  The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg may determine), against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of the Company all at the offices of ___________________________________. The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on ____________________________, 1996, in accordance with Rule 15c6-1 of the
Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Ladenburg. The First Closing Date may be postponed pursuant to the provisions of Section 12.

                  The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of Ladenburg, 540 Madison Avenue, New York, New York 10022.

                  It is understood that Ladenburg or Principal, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by such Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

                  The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the


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Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering.

                  For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, up to 375,000 shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

                  The option granted hereby may be exercised by the Underwriters by giving written notice from Ladenburg to the Company setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.") All purchases of Optional Stock from the Company shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise, and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

                  The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Shareholders given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg may determine), against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of the Company all at the offices of ______________________________________.

The Company shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of Ladenburg, 540 Madison Avenue, New York, New York 10022. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and Ladenburg. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

                  In order to induce you to enter into this Agreement, the Company, in consideration of the receipt of $__________ for each Warrant and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall execute and deliver to you, in your individual capacity and not as Representatives, or your assignees, in compliance with the rules of the NASD, warrants exercisable during the four-year period commencing __________, 1997 (the "Warrants") to purchase an aggregate of 250,000 shares of Common Stock at an exercise price per share equal to 120% of the initial public offering price per share set forth on the cover page of the Prospectus. The Warrants shall be in the form of Exhibit 4.2 to the Registration Statement. Execution and delivery of Warrants, registered in your name or the names of such of your officers or such assignees as you shall notify the Company in writing, shall be made to you, at your offices at 540 Madison Avenue, New York, New York 10022, at the First Closing Date. The cost of original issue tax stamps, if any, in connection with the execution and delivery of the Warrants shall be borne by the Company.

                  4. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

                           (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and
         (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

                           (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

                           (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
         Section 10(a)(3) of the Securities Act.

                           (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

                           (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

                           (f) The Company will cooperate with the
         Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

                           (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the

         Underwriters, as soon as they are available, copies of each annual report of the Company and each other report furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders as such, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may request. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

                           (h) The Company will use its best efforts to list, subject to official notice of issuance, on the Nasdaq National Market, the Stock to be issued and sold by the Company.

                           (i) The Company will maintain a transfer agent and register for its Common Stock.

                           (j) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

                           (k) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 180 days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus.

                           (l) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

                           (m) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

                           (n) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                           (o) Prior to the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent. For a period of twelve (12) months following the Closing Date, the Company will use its best efforts to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

                           (p) During the period of five (5) years hereafter, the Company will furnish to the Representatives, and upon request of the Representatives, to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, or the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                  5.       Payment of Expenses.

                           (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and transfer costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters;
         (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preeffective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

                           (b) In addition to its other obligations under
         Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by ____________________, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

                           (c) In addition to its other obligations under
         Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(b) hereof which relates to information furnished to the Company pursuant to Section 2(b) hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                           (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this
         Section 5 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 6.

                  6.       Indemnification and Contribution.

                           (a) The Company and each of the undersigned subsidiaries thereof, jointly and severally, and Mr. Rush, secondarily to the extent that the Company and such subsidiaries are unable to satisfy any indemnification liability arising hereunder, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preeffective Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Stock concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense of such Underwriter or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Stock to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under Section 4(d) hereof; and provided further that the foregoing liability of Mr. Rush shall in any event be limited to the amount of distributions to Mr. Rush of undistributed S corporation earnings at December 31, 1995 and subsequent thereto. The Underwriter Indemnified Parties shall not be required to proceed separately against the Company and Mr. Rush in any suit brought to enforce any such liability. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses at law or in equity may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

                           (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigation and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

                           (c) If the indemnification provided for in this
         Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock; provided, however, that the indemnification obligation of Mr. Rush pursuant to Section 6(a) hereof shall survive for a period of three years from the date hereof.

                  8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

                           (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

                           (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to the Closing Dates, in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is unpracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

                           (c) The Representatives shall be satisfied that no legal governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform its material obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

                           (d) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, a letter dated the date hereof, in form and substance satisfactory to the Underwriters.

                           (e) The Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, letters, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

                           (f) The Representatives shall have received from Fulbright & Jaworski LLP, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit I hereto.

                           (g) The Representatives shall have received from Akin, Gump, Strauss, Hauer & Feld, LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                           (h) The Representatives shall have received a certificate, dated the Closing Dates, of the chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

                                    (i) No stop order suspending the
                  effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                                    (ii) Neither any Preeffective Prospectus, as
                  of its date, nor the Registration Statement or the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    (iii) Subsequent to the respective dates as
                  of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole;

                                    (iv) The representations and warranties of
                  the Company in this Agreement are true and correct in all material respects at and as of the Closing Dates, and the Company has complied in all material respects with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                                    (v) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

                           (i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

                           (j) Ladenburg shall have received the written agreements of the officers, directors and holders of Common Stock listed in Schedule B that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) during the 180 days following the date of the final Prospectus.

                           (k) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance.

                  All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Ladenburg shall be entitled to waive any of such conditions.

                  9. Effective Date. This Agreement shall become effective immediately as to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

                  10. Termination. This Agreement (except for the provisions of
Section 5) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

                  This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, Chicago Board of Options Exchange, Chicago

Mercantile Exchange or Chicago Board of Trade shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus.

                  11. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters up to a maximum of $____) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

                  12. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminated.

                  If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of
Section 6.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Ladenburg, Thalmann & Co. Inc. at 540 Madison Avenue, New York, New York 10022, attention:
______________________________________, except that notices given to an
Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Rush Enterprises, Inc., Mr. W. Marvin Rush, 8810 IH-10 East, San Antonio, Texas 78219.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16. Authority of the Representatives. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Ladenburg and Principal, as Representatives, will be binding on all the Underwriters.

                  17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

                  19. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and yours acceptance shall constitute a binding agreement between us.

                                      Very truly yours,

                                      RUSH ENTERPRISES, INC.

                                      By:
                                         ---------------------------------------
                                          W. Marvin Rush, Chairman of the Board

                                      SUBSIDIARIES (for purposes of the
                                      obligation set forth in Section 6(a)
                                      hereof only).

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------



                                      ------------------------------------------
                                      W. Marvin Rush, Individually


Accepted and delivered in ________
as of the date first above written.

LADENBURG, THALMANN & CO. INC.

   Acting on its own behalf and as Representative of several Underwriters referred to in the foregoing Agreement.

By:
   --------------------------------
Title:
      -----------------------------

PRINCIPAL FINANCIAL SECURITIES, INC.

   Acting on its own behalf and as Representative of several Underwriters referred to in the foregoing Agreement.

By:
   --------------------------------
Title:
      -----------------------------

                                   SCHEDULE A


                        Number of                       Number of
                        Firm Shares                     Optional Shares
Name                    to be Purchased                 to be Purchased
- ----                    ---------------                 ---------------

Ladenburg, Thalmann &
Co. Inc.

Principal Financial
Securities, Inc.


Total................

                                   SCHEDULE B

                                2,500,000 Shares

                             RUSH ENTERPRISES, INC.

                                  Common Stock

                          AGREEMENT AMONG UNDERWRITERS

                                                              New York, New York
                                                              June ___, 1996

LADENBURG, THALMANN & CO. INC.
PRINCIPAL FINANCIAL SECURITIES, INC.
c/o Ladenburg, Thalmann & Co. Inc.
540 Madison Avenue
New York, New York  10022


Dear Sirs:

         We understand that Rush Enterprises, Inc. (the "Company"), a Texas corporation, and W. Marvin Rush, a stockholder of the Company ("Mr. Rush") desire to enter into an agreement, substantially in the form of the underwriting agreement attached hereto as Exhibit A (the "Underwriting Agreement"), for the sale to you and the other firms and corporations (collectively, the "Underwriters") named in Schedule A attached thereto of the respective number of shares of the common stock (the "Common Stock") of the Company, $.01 par value, aggregating 2,500,000 shares, indicated in said Schedule A, with an option to purchase from the Company pursuant to the Underwriting Agreement all or part of an aggregate of an additional 375,000 shares. Such 2,500,000 shares of the Common Stock which the several Underwriters are to purchase are hereinafter called the "Firm Stock"; such 375,000 shares which they have an option to purchase are hereinafter called the "Optional Stock"; and the shares of Firm Stock and Optional Stock are hereinafter together called the "Shares." It is understood that changes may be made in those who are to be Underwriters and in the number of Shares to be purchased by each, provided that the number of Shares to be purchased by us will not be changed without our consent except as provided herein or in the Underwriting Agreement. The obligations of the several Underwriters to purchase the Shares pursuant to the Underwriting Agreement are hereinafter called their "underwriting obligations." We hereby confirm our agreement with you with respect to the proposed purchase by the Underwriters severally of the Shares, and the proposed offering of the Shares, as follows:

         SECTION 1. REGISTRATION UNDER SECURITIES ACT OF 1933. The Shares are more particularly described in the registration statement and prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating, among other things, to the Shares, in which, with our consent, we have been or will be, by amendment, named as one of the Underwriters. The registration statement is not yet effective, and you are to notify us after you are advised that it has become effective. Copies of the registration statement in the form in which it becomes effective and the prospectus, as filed pursuant to Rule 424(b) of the Act, are hereinafter respectively referred to as the "Registration Statement" and the "Prospectus."

         SECTION 2. AUTHORITY AS REPRESENTATIVES. We authorize you as our Representatives to (i) enter into the Underwriting Agreement with the Company and Mr. Rush in substantially the form annexed hereto as Exhibit A; (ii) exercise all the authority vested in the Underwriters or in you by the provisions of the Underwriting Agreement, including (but not by way of limitation) authority to take all such action as you may deem desirable in order to carry out the provisions of the Underwriting Agreement and this Agreement;
(iii) consent on our behalf, with the approval of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, to any further amendment to the Registration Statement or Prospectus which may be filed prior to the First Closing Date as defined in the Underwriting Agreement (the "First Closing Date"); (iv) determine the public offering price of the Shares and any concessions therefrom; (v) furnish the Company with the information to be included in the Registration Statement and the Prospectus and any amendment or supplement thereto with respect to the terms of the offering; (vi) exercise, cancel or permit to expire in accordance with Section 3 of the Underwriting Agreement, in your discretion, the option to purchase the Optional Stock; and
(vii) act as our Representatives in all other matters concerning the Underwriting Agreement, this Agreement, and the purchase, carrying, sale and distribution of the Shares under the Underwriting Agreement and this Agreement.

         SECTION 3. PUBLIC OFFERING. (a) The public offering of the Shares, as herein provided, shall initially be made at the offering price set forth on the cover page of the Prospectus (the "Offering Price") on or as soon after the date on which the Registration Statement shall become effective as in your judgment shall be practicable. You will advise us when the Shares are released for offering. After the public offering has commenced, the Offering Price and the Selling Concession (which term is hereinafter defined) and the Reallowance (which term is also hereinafter defined) may be changed by you as our Representatives. We have not advertised the Shares, and we will not do so until after the first public advertisement by you, as our Representatives, has appeared. Any advertisement by us shall be at our own expense and risk and shall be in compliance with all applicable laws, rules and regulations.

                  (b) We authorize you, for our account, in your discretion to reserve (whether or not pursuant to subscriptions) any or all of the Firm Stock which we shall have agreed to purchase (i) for offering at the Offering Price to institutions and other retail purchasers selected by you and (ii) for offering to dealers (the "Selected Dealers") selected by you, among whom any of the Underwriters may be included, pursuant to the terms and conditions of agreements with such dealers substantially in the form attached hereto as Exhibit B (the "Selling Agreements") and to sell and deliver any Firm Stock so reserved. We understand that you will advise us as to the number of shares of Firm Stock which are not reserved as aforesaid and that, on and after the date of the commencement of the public offering, any or all of our reserved shares of Firm Stock may, in your discretion, be released to us upon our request. Firm Stock so released shall not be deemed to have been reserved for the above purposes. Any of our Firm Stock which shall not at the time be reserved pursuant to this subsection (b) may, at any time on and after the commencement of the public offering, be sold by us in accordance with the terms of the offering thereof.

                  (c) The selling concession for Shares sold to Selected Dealers is set forth in the Selling Agreements and is herein called the "Selling Concession." Subject to the provisions of Section 25 hereof and Section 3(a) of the Selling Agreement, Underwriters may allow, and Selected Dealers may reallow out of the Selling Concession, a concession not exceeding $____ for each Share purchased (the "Reallowance") to any member of the National Association of Securities Dealers, Inc. (the "NASD") or to foreign dealers not eligible for such membership who agree to conform to the Rules of Fair Practice of the NASD in making sales to purchasers outside the United States.

         SECTION 4. MANAGERS. We authorize you, as our Representatives, (a) to act as managers under the Selling Agreements, and, as such, to determine when the public offering of the Shares shall have been completed and thereupon to terminate the Selling Agreements, as therein provided, if they shall not have theretofore expired in accordance with their terms, and (b) to manage, and take such action as you may deem advisable in all matters pertaining to, the public offering of the Shares.

         SECTION 5. COMPENSATION OF REPRESENTATIVES. As compensation for your services to us in connection with the purchase of the Shares and the managing of the public offering of the Shares, we authorize you to charge to our account at the First Closing Date, with respect to the Firm Stock purchased by us, and at each "Option Exercise Date" (as such term is defined in the Underwriting Agreement), with respect to the Optional Stock purchased by us, the amount of $____ per Share, or, if you should elect, we agree to make payment to you of such compensation at the First Closing Date or at each Option Exercise Date, as the case may be.

         SECTION 6. DELIVERY AND PAYMENT. (a) At or before the First Closing Date, upon at least 48 hours' prior notice from you, we will deliver to you at the offices of Ladenburg, Thalmann & Co. Inc. at 540 Madison Avenue, New York, New York 10022, a certified or bank cashier's check, payable to your order in New York Clearing House funds, for an amount equal to the Offering Price (less the Selling Concession) of the Shares which we shall have agreed to purchase (the "Purchase Price"). The determination by you of the amounts to be paid by us shall be final and conclusive and binding upon us. We authorize you to make payments to the Company and Mr. Rush, in the manner provided in the Underwriting Agreement, against delivery to you for our account of our Shares. You shall promptly deliver to us such Shares purchased by us as shall not have been reserved for our account pursuant to the provisions of Section 3(b) hereof. Payment for and delivery of Shares purchased by us will be made by physical delivery. Upon receipt by you of payment for the Shares sold by you for our account, you will remit to us an amount equal to the Purchase Price, less such reserve as you shall deem proper in respect of Shares purchased by us as shall not have been reserved for our account pursuant to the provisions of said
Section 3(b), and you will credit to our account on your books the amount of such reserve and the amount of such payment in excess of the Purchase Price, less the cost of any transfer tax stamps in respect of each Share so reserved and sold.

                  (b) Unless we shall notify you at least 72 hours before the First Closing Date and at least 24 hours before each Option Exercise Date to make other arrangements, you may, in your discretion, advise the Company to register the Shares to be purchased by us in our name and in certificates of the denomination of 100 shares each.

                  (c) In the event that one or more Underwriters shall default in its or their respective obligations to purchase and pay for the Shares which such Underwriter or Underwriters has or have agreed to purchase and pay for under the Underwriting Agreement, you are authorized to procure some other responsible party or parties, who or which may include one or more of the remaining Underwriters, to purchase such Shares under the terms herein set forth.

         SECTION 7. MARKETING PROCEDURE. We understand that (a) we and the other Underwriters may, through you and with your approval, buy and sell Shares from and to each other at the Offering Price, less a concession which shall not exceed the Selling Concession, and (b) each Underwriter may purchase Shares from any other Underwriter or from any Selected Dealer at the Offering Price or at the Offering Price less the Reallowance.

         SECTION 8. ADVICE AND RESALE OF UNSOLD SHARES. We agree to advise you from time to time, upon request, prior to the termination of this Agreement, of the Shares owned by us at the time of such request, and, if in your opinion any such Shares shall be needed to make delivery of Shares sold or over-allotted for the account of one or more of the several Underwriters, we will, forthwith upon your request, grant to you for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from us that such right has been granted, to purchase, at the Offering Price, less such amount (if any) as shall be agreed upon between you and us but not in excess of the Selling Concession, such Shares owned by us as shall have been specified in your request.

         SECTION 9. REPURCHASE PROVISIONS. We agree that, if any Shares originally purchased by us under the Underwriting Agreement (including Shares which may have been issued in exchange for such Shares) shall be sold by us, other than through you, as our Representatives, and shall be purchased or contracted for during the term of this Agreement by you, as the Representatives of any Underwriter, at or below the Offering Price, you may, at your election, either (a) require us to purchase such Shares from the Underwriter for whose account it was so purchased by you, at a price equal to the cost of such purchase by you, including commissions plus transfer tax stamps, or (b) charge our account with, or require us to pay to you, an amount equal to the Selling Concession in request of such Shares so purchased by you.

         SECTION 10. DELIVERY OF UNSOLD SHARES. Any Shares reserved for offering as provided in Section 3(b) hereof, but not sold and paid for, shall, on or before the termination of this Agreement, be delivered to each Underwriter as nearly as practicable in the ratio which the number of such Underwriter's Shares so reserved bears to the number of Shares of all Underwriters so reserved, except that (1) there shall be credited against the commitment of any Underwriter, with respect to any unsold Shares reserved for sale to Selected Dealers, any Shares purchased by such Underwriter as a Selected Dealer and (2) if the aggregate of all reserved and unsold shares does not exceed 10% of the Firm Stock, you are authorized in your discretion to sell such Shares for the accounts of the several Underwriters at such price or prices as you may determine.

         SECTION 11. STABILIZING. To enable you to effect transactions for the purpose of stabilizing the market in the Common Stock, we authorize you, as our Representatives, and for our account, prior to the termination of this Agreement, or for such longer period as may be necessary to cover any short position incurred for the accounts of the several Underwriters under this authority, (a) to buy and sell the Common Stock in the open market or otherwise on a when-issued or when-delivered basis or otherwise, at such price or prices as you may determine, (b) in arranging for sales of the Shares to Selected Dealers and others, to over-allot and (c) in order to cover any such over-allotments, to exercise in whole or in part the option granted to you as our Representatives pursuant to the provisions of Section 3 of the Underwriting Agreement and to purchase Optional Stock pursuant to such exercise. It is understood that such purchases and sales, over-allotments and exercises shall be made for the respective accounts of the several Underwriters as nearly as practicable in the ratios which the number of shares of Firm Stock which they severally shall have agreed to purchase respectively bears to the number of shares of Firm Stock purchased by all of the Underwriters. At no time will our net commitment for either long or short account resulting from such purchases and sales (including over-allotments) exceed 15% of the number of shares of Firm Stock which we shall have agreed to purchase. We authorize you to charge our account with the cost of any Common Stock so purchased for our account and agree to deliver to you on demand Common Stock to the extent thereof so sold for our account. We authorize you, as our Representatives, and on our behalf, to file with the Securities and Exchange Commission any and all reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be filed by you, as our Representatives, in connection with any transaction effected by you for our account pursuant to the authorizations contained in this
Section 11, and agree to furnish you with any information needed for such reports. You agree to notify us if, as our Representatives, you engage in any transaction which requires such reports to be filed. This provision is not an assurance that the price of the Common Stock will be stabilized or that stabilization, if commenced, may not be discontinued at any time.

         SECTION 12. UNDERWRITERS NOT TO ENGAGE IN STABILIZING TRANSACTIONS. In order that no transaction which might be deemed a stabilizing transaction shall be effected by any Underwriter, other than transactions effected by you pursuant to this Agreement, we agree that, prior to the termination of this Agreement or prior to such earlier date as you may approve and except as herein otherwise provided, we will not, for our own account, buy, sell or deal in any securities of the Company other than as provided in this Agreement, the Underwriting Agreement or the Selling Agreements; provided, however, that nothing herein shall prohibit our acting as broker or agent in the execution on an agency basis of unsolicited orders of customers for the purchase or sale of any securities of the Company.

         SECTION 13. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters hereunder or under the Underwriting Agreement shall not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event that, pursuant to the Underwriting Agreement, the number of Shares which you are to purchase is increased or arrangements are made for the purchase by others, including non-defaulting Underwriters, of Shares not taken up by defaulting Underwriters, the respective numbers of the Shares to be purchased by the non-defaulting Underwriters and by such others shall be taken as the basis for the underwriting obligations under this Agreement.

                  In the event of default by one or more Underwriters in respect of their obligations under this Agreement, each non-defaulting Underwriter shall assume its proportionate share of the obligations under this Agreement of each such defaulting Underwriter (other than the underwriting obligation of such defaulting Underwriter).

         SECTION 14. EXPENSES. We agree to pay to you and authorize you to charge to our account our proportionate share, based on the ratio which our underwriting obligation shall bear to the underwriting obligation of all of the Underwriters, of all expenses (other than transfer taxes) to be paid by the Underwriters under the terms of this Agreement or in connection with the purchase, carrying and sale of the Shares, and all transfer taxes paid on our behalf on sales or transfers made for our account pursuant to any provision of this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive and binding upon us.

         SECTION 15. AUTHORITY TO BORROW. We authorize you for our account to advance such funds, charging current interest rates, or to arrange such loans for the purpose of taking up and paying for any Shares acquired by us pursuant to the Underwriting Agreement or this Agreement or for the purpose of carrying any or all of such Shares as you may in your discretion deem desirable or otherwise for the purpose of carrying out the provisions of this Agreement. In connection with any such loan (whether or not you are the lender), we authorize you to pledge such Shares and to execute in our name or otherwise and to deliver such notes, agreements, instructions and other instruments as you may deem appropriate. Any lender is hereby authorized to rely upon your instructions in all matters relating to any such loan or loans. Our obligation in respect of any such loan shall be several and not joint. We authorize you to charge to our account, and agree to pay you on demand, our share of all expenses in connection therewith.

         SECTION 16. TERMINATION AND SETTLEMENT OF ACCOUNTS. Except as herein otherwise provided, and unless extended by you with the consent of Underwriters (including yourself) who shall have agreed to purchase an aggregate of more than 50% of the Firm Stock, this Agreement shall terminate 60 days after the First Closing Date or 30 days after the termination of the Selling Agreements, whichever date shall be later, but this Agreement or any provision hereof may be terminated by you at any time upon written or telegraphic notice to us. Upon termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or by us, provided that you in your discretion may reserve from distribution such amount as you may determine to cover possible additional expenses chargeable to the several Underwriters. The determination by you of the amounts to be paid to or by us shall be final and conclusive. Notwithstanding any settlement on the termination of this Agreement, we agree to pay (a) our proportionate share (based on our underwriting obligation) of all expenses and liabilities which may be incurred by or for the account of the Underwriters as such and (b) any transfer taxes which may be accrued and paid after such settlement on account of any sales or purchases hereunder for our account.

         SECTION 17. TERMINATION OR NON-EFFECTIVENESS OF UNDERWRITING AGREEMENT. If the Underwriting Agreement shall be cancelled or terminated as permitted by the terms thereof, or if the Underwriting Agreement shall be executed but shall not become effective, our obligations hereunder shall immediately cease and terminate, except our obligation to pay our proportionate share (based on our underwriting obligation) of all expenses to be paid by the Underwriters and except obligations, if any, incurred for our account under Section 11 hereof.

         SECTION 18. LIMITATION OF LIABILITY OF REPRESENTATIVES. You shall be under no duty to account for any interest on funds of any of the Underwriters at any time in your hands and such funds may be held by you unsegregated from your general funds. You shall be under no liability to any Underwriter for, or in respect of, the validity of the Shares or the form of, or the statements contained in, the Registration Statement or Prospectus (other than any liability which may arise under the Act), the Underwriting Agreement, the Selling Agreements, this Agreement, or any other letters or instruments executed by the Company or Mr. Rush or for the delivery of the Shares, or the performance by the Company or Mr. Rush of any agreement on its part, or for any matter in connection with any of the foregoing, except for your own want of good faith, and no obligation not expressly assumed by you in this Agreement shall be implied hereby.

         SECTION 19. INDEMNIFICATION AND CONTRIBUTION. (a)(i) We agree to indemnify and hold harmless each of the other Underwriters, and each person who controls any other Underwriter within the meaning of Section 15 of the Act, and to reimburse their expenses, to the extent and upon the terms that we agree to indemnify and hold harmless the Company and the Company Indemnified Parties and to reimburse their expenses, all as defined and set forth in Section 6(b) of the Underwriting Agreement, and (ii) we shall be liable for our proportionate share (based on our underwriting obligation) of the amount of any liability which may be incurred by the Underwriters, or any of them, based on the claim that the Underwriters constitute a partnership, association, unincorporated business or other separate entity and of any expenses incurred by you or any other Underwriter with your approval in contesting any such claim or liability.

                  (b) Each Underwriter will pay, upon your request, as contribution, its proportionate share (based upon its underwriting obligation) of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon (i) any untrue statement or alleged untrue statement made by the Company or Mr. Rush in Section 2 of the Underwriting Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus or any other selling or advertising material used by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company by or on behalf of an Underwriter through you specifically for use therein), (iii) the employment by the Company or Mr. Rush of any device, scheme or artifice to defraud, or the engaging by the Company or Mr. Rush in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company or Mr. Rush shall participate, in connection with the issuance and sale of any of the Shares or
(iv) any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this subsection (b), appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company or Mr. Rush pursuant to Section 6 of the Underwriting Agreement or otherwise. There will be credited against any amount paid or payable by us pursuant to this subsection
(b), any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this subsection (b), appropriate provision will be made to effect such credit by refund or otherwise. If any such claim is asserted, you may take any action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you will be included in the amounts payable pursuant to this subsection (b). In determining amounts payable pursuant to this subsection (b), any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the Act which has been incurred by reason of such control relationship will be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this subsection
(b) would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters default in their obligation to make any payments, each non-defaulting Underwriter will be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  (c) Our agreements contained in this Section 19 will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person and will survive delivery of and payment for the Shares and the termination of this Agreement.

         SECTION 20. BLUE SKY MATTERS. Notwithstanding any information heretofore or hereafter given by you to us with respect to your understanding as to proceedings taken or to be taken for or as to the necessity for the qualification of the Shares for sale under the blue sky or securities laws of the respective jurisdictions, we understand and agree that compliance with the securities or blue sky laws in each jurisdiction where we shall offer or sell any of the Shares shall be our sole responsibility and that you do not assume any responsibility as to our right to sell the Shares in any jurisdiction or as to any sale therein.

         SECTION 21. LIMITATION OF LIABILITY OF UNDERWRITERS. Nothing contained herein or in the Underwriting Agreement shall constitute the several Underwriters as a partnership, association, unincorporated business or other separate entity, or render any Underwriter liable for any obligation of any other Underwriter; and the obligations of the Underwriters are several in accordance with their respective interests and are not joint. Default by any other Underwriter in respect of its obligations under the Underwriting Agreement shall not release us from any of our obligations hereunder or thereunder except as expressly set forth therein.

If the Underwriters are deemed to constitute a partnership for federal income tax purposes, we as a member of the group (as opposed to us individually) elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with such election, and you are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

         SECTION 22. UNDERTAKING TO MAIL PROSPECTUS. We confirm that we have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 under the Exchange Act and agree to deliver all Prospectuses required to be delivered thereunder. You have heretofore delivered to us such preliminary prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such Prospectuses as will be requested by us.

         SECTION 23. NOTICES. Any notice to us shall be deemed to have been duly given if telegraphed or mailed to us at our address set forth in our Underwriters' Questionnaire addressed to the Company. Any notice to you shall be addressed to Ladenburg, Thalmann & Co. Inc., 540 Madison Avenue, New York, New York 10022.

         SECTION 24. CONFIRMATION OF UNDERWRITERS. We confirm that we have examined the Registration Statement and amendments thereto filed under the Act relating, among other things, to the Shares, that we are familiar with the amendments thereto (including the final form of prospectus) proposed to be filed, that we are willing to accept the responsibilities of an underwriter under the Act in respect of the Registration Statement and are willing to proceed with the public offering of the Shares in the manner contemplated, and that the form of the Selling Agreement attached hereto as Exhibit B is satisfactory to us. We further confirm that (a) the statements in such proposed final form of registration statement and prospectus as to the terms of offering of the Shares under the heading "Underwriting," insofar as they relate to us, are correct and (b) there is no information about us required to be stated in said proposed final forms other than as set forth in the Underwriters' Questionnaire previously delivered by us to you and the Company. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to said Registration Statement and of any related amended or supplemented prospectuses promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement. We represent and warrant that (a) all of the information contained in the Underwriters' Questionnaire which was furnished in connection with the offering of the Shares is true and correct as of the date hereof and (b) we do not expect our sales of Shares to discretionary accounts to exceed 5% of the number of Shares sold by us and, without your prior consent, we will not confirm sales of Shares to any account over which we exercise discretionary authority.

         SECTION 25. BROKER-DEALER REQUIREMENTS. (a) We are members in good standing of the NASD and, in connection with the sale of the Shares, we agree to comply with Section 24 of the Rules of Fair Practice of the NASD and to obtain a written agreement similar to this clause (a) or to the succeeding clause (b) from any person to whom we grant a selling concession, discount or other allowance, or (b) we are a foreign bank, dealer or institution not eligible for membership in the NASD and we agree that (i) in making sales of the Shares outside the United States, we will comply with the requirements of the Rules of Air Practice of the NASD as though we were a member of the NASD, including, without limitation, the provisions of Sections 8, 24 and 36 of such Rules and Section 25 of such Rules as that Section applies to a non-member broker-dealer in a foreign country and (ii) we will not offer or sell any of the Shares in the United States or to persons we have reason to believe are citizens or residents of the United States. We further confirm that the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule 15c3-1 under the Exchange Act, obligate ourselves to purchase, and purchase, the number of Shares which we agree to purchase under the Underwriting Agreement and that we have not effected and will not effect any transaction in violation of the provisions of Rule 10b-6 under the Exchange Act applicable to this offering. We are and shall continue to be in compliance with all securities laws and the rules and regulations promulgated thereunder, and all requirements of the NASD, the Board of Governors of the Federal Reserve System and the securities exchanges applicable to us.

         SECTION 26. REPORTS. We agree to furnish you, for statistical purposes and with the understanding that you will not make the same public, a report, in such form as you may request, showing the number of Shares sold by us in each jurisdiction and showing the distribution of the purchasers classified by number of Shares purchased, but no such report shall require us to inform you of the names of any purchasers of any of the Shares from us.

         SECTION 27. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the law of the State of New York.

         Kindly confirm at the foot hereof that the foregoing is acceptable to you. Upon your confirmation hereof and upon confirmation by you of an identical agreement with each of the other Underwriters, this Agreement and all such identical agreements shall together constitute the Agreement Among Underwriters.

                              Very truly yours,



                              By:_________________________________
                                 As Attorney-in-fact for each of the several
                                 Underwriters named in Schedule A to the
                                 Underwriting Agreement

CONFIRMED:

LADENBURG, THALMANN & CO. INC.
PRINCIPAL FINANCIAL SECURITIES, INC.

By:  Ladenburg, Thalmann & Co. Inc.


By:___________________________________

                                2,500,000 Shares

                             RUSH ENTERPRISES, INC.

                                  Common Stock

                                SELLING AGREEMENT

                                                              New York, New York
                                                              June ___, 1996

Dear Sirs:

         SECTION 1. Purchase of Shares by Several Underwriters. The several Underwriters named in the enclosed Prospectus, on whose behalf we are acting as Representatives, have severally agreed to purchase from Rush Enterprises, Inc. (the "Company"), a Texas corporation, an aggregate of 2,500,000 shares of the Common Stock ("Common Stock"), $.01 par value, of the Company, and the several Underwriters have been granted an option to purchase from the Company all or part of an additional 375,000 shares of the Common Stock, subject to the terms of an agreement (the "Underwriting Agreement") among the several Underwriters, the Company and W. Marvin Rush, a stockholder of the Company ("Mr. Rush"),. Such aggregate of 2,500,000 shares and 375,000 shares of the Common Stock (collectively referred to as the "Shares") are described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

         SECTION 2. Offering to Selected Dealers. (a) One or more of the several Underwriters, acting through us, are severally offering a portion of the Shares to certain dealers (the "Selected Dealers") as principals, subject to the terms and conditions hereof and of the Underwriting Agreement and to modification or cancellation of the offering without notice, at the public offering price set forth on the cover page of the Prospectus (the "Offering Price"), less a concession not exceeding $____ for each Share (the "Selling Concession"). The Offering Price may be changed at any time or from time to time in our discretion without notice to the extent permitted by applicable laws, rules and regulations. Shares purchased by the several Underwriters and not sold to the Selected Dealers as aforesaid may be sold by the Underwriters, all of whom have agreed with respect to the sale of the Shares to be bound by the terms and provisions of this Agreement. Any of the several Underwriters may be included among the Selected Dealers.

                  (b) The offering of a portion of the Shares to Selected Dealers may be made on the basis of reservations or allotments against subscriptions. We are advising you by telegram of the method and terms of the offering. Acceptance of any reserved Shares received by us, at the offices of Ladenburg, Thalmann & Co. Inc., 540 Madison Avenue, New York, New York 10022, after the time specified therefor in the telegrams and any application for additional Shares will be subject to rejection in whole or in part. The offering may be withdrawn by us at any time without notice and the right is reserved to reject any subscription in whole or in part. Any offering or invitation to you pursuant to the terms hereof is conditioned on your being qualified under applicable securities laws, if any, to act as a dealer or broker in securities.

                  (c) Any Selected Dealer may buy Shares from or sell Shares to any other Selected Dealer at the Offering Price, less all or any part of the Selling Concession.

                  (d) The Selling Concession payable to you for the Shares purchased and paid for by you will be held by us as a deposit for your account and will be payable after the termination of this Agreement, except that we shall have the right to cancel the Selling Concession in respect of any Shares (including Shares which may have been issued on transfer of or in exchange for such first mentioned Shares) delivered to you which we may purchase or contract to purchase for the account of any Underwriter at or below the Offering Price prior to the termination of this Agreement, or which may be delivered against purchase contracts made prior to termination of this Agreement at or below the Offering Price, and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase.

         SECTION 3. Offering to Public by Selected Dealers. (a) Subject to the terms hereof, you may reoffer the Shares purchased by you in conformity with the terms of offering set forth in the Prospectus and at the Offering Price immediately upon receipt of telegraphic release by us. Without our approval, the Shares shall not be offered or sold by you below the Offering Price before the termination of this Agreement, except that a concession not exceeding $____ for each Share may be allowed by you to dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and who agree in writing to comply with Section 24 of the Rules of Fair Practice of the NASD or to foreign banks, dealers and institutions not eligible for such membership who agree in writing (i) to conform to the Rules of Fair Practice of the NASD in making sales to purchasers outside of the United States as though they were members of the NASD, including, without limitation, the provisions of Sections 8, 24 and 36 of such Rules and Section 25 of such Rules as that Section applies to a non-member broker-dealer in a foreign country and (ii) not to offer or sell any of the Shares in the United States or to persons they have reason to believe are citizens or residents of the United States.

                  (b) You agree to advise us from time to time upon request, prior to the termination of this Agreement, of the amount of Shares purchased by you hereunder remaining unsold, and to sell to us for the accounts of the several Underwriters such amount of any unsold Shares as we may designate, at the Offering Price, less an amount determined by us not in excess of the Selling Concession.

                  (c) Neither you nor any other person is, or has been, authorized by the Company, Mr. Rush, any of the several Underwriters or us to give any information or to make any representations in connection with the sale of the Shares other than those contained in the Prospectus.

         SECTION 4. Payment and Delivery. Payment for the Shares which you shall have agreed to purchase shall be made by you on such date and at such time as we may advise you on at least 24 hours' notice, at the offices of Ladenburg, Thalmann & Co. Inc., 540 Madison Avenue, New York, New York 10022, by certified or bank cashier's check in New York Clearing House funds to our order, against delivery of such Shares. Delivery instructions must be in our hands at said address at such time as we request. Additional Shares confirmed to you shall be delivered on such date or dates as we shall advise you. Payment for and delivery of Shares purchased by you hereunder will be made by physical delivery, unless you have otherwise notified us prior to the date specified in our telex or telegram to you.

         SECTION 5. Blue Sky Matters. Neither we nor any of the several Underwriters shall have any obligation or responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information which may be furnished as to the jurisdictions under the securities laws of which it is believed the Shares may be sold.

         SECTION 6. Termination. This Agreement shall terminate at the close of business 30 days after the date hereof, but may be extended for a period or periods not exceeding in the aggregate 30 days, as we may determine. We may terminate this Agreement at any time without notice. Notwithstanding the termination of this Agreement, you shall remain liable for your proportion of any transfer tax or any liability which may be asserted or assessed against us or any one or more of the several Underwriters or Selected Dealers based upon the claim that the Selected Dealers or any of them constitute a partnership, association, unincorporated business or other separate entity.

         SECTION 7. Stabilization. (a) Each Underwriter has authorized us, in our discretion, to make purchases and sales of the shares of the Common Stock on a when-issued or when-delivered basis or otherwise, and, in arranging for sales of the Shares, to over-allot for the account of such Underwriter, all as more fully set forth in the Registration Statement with respect to the Shares and in an agreement (the "Agreement Among Underwriters") between the several Underwriters and us.

                  (b) Each Underwriter has agreed that, during the term of the Agreement Among Underwriters or such shorter period as we may determine, it will not buy or sell any securities of the company for its own account, except as otherwise provided in the Agreement Among Underwriters. The Agreement Among Underwriters will not prohibit any Underwriter from engaging in brokerage transactions with respect to securities of the Company, not involving solicitation of the customer's order.

                  (c) You represent that you have not effected and will not effect any transaction in violation of the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), applicable to this offering, and you agree that you will not, until the completion of the distribution by you of the Shares which you acquired pursuant to this Agreement, bid for, purchase, sell or deal in, or attempt to induce others to purchase Shares, except (i) as provided for in this Agreement, the Underwriting Agreement and the Agreement Among Underwriters or as otherwise approved by us and (ii) in brokerage transactions not involving solicitation of the customer's order.

         SECTION 8. Obligations of Selected Dealers. (a) Your acceptance hereof will constitute an obligation on your part to purchase, upon the terms and conditions hereof, the number of Shares reserved for and accepted by you (including any Shares subscribed for and allotted to you) and to perform and observe all of the terms and conditions hereof.

                  (b) In acting as a Selected Dealer under this Agreement and in offering and selling Shares hereunder, you agree to comply with all applicable rules of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and all applicable state securities laws. You represent that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith.

                  (c) You are not authorized to act as agent for any of the several Underwriters in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers a partnership, association, unincorporated business or other separate entity, or shall constitute the Selected Dealers, or any of them, partners with the several Underwriters or with us.

         SECTION 9. Position of the Representatives. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising hereunder, but shall act only as Representatives of the several Underwriters. Neither we nor any of the several Underwriters shall be under any liability to you, except for our own lack of good faith, obligations expressly assumed in this Agreement and any liabilities arising under the 1933 Act. No obligations not expressly assumed by us in this Agreement shall be implied hereby or inferred herefrom.

         SECTION 10. Notices. All communications from you shall be addressed to Ladenburg, Thalmann & Co. Inc., 540 Madison Avenue, New York, New York 10022. Any notice from us to you shall be deemed to have been duly authorized by the several Underwriters and to have been duly given if mailed or telegraphed to you at the addressed at which this letter is mailed.

         SECTION 11. Reports. You agree to furnish us, for statistical purposes and with the understanding that we will not make the same public, a report, in such form as we may request, showing the number of Shares sold by you in each jurisdiction and showing the distribution of the purchasers classified by the number of Shares purchased, but no such report shall require you to inform us of the names of any purchaser of any of the Shares from you.

         SECTION 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         Please confirm this Agreement by signing and returning at once the duplicate copy enclosed herewith.

                                       Very truly yours,

                                       LADENBURG, THALMANN & CO. INC.
                                       PRINCIPAL FINANCIAL SECURITIES, INC.

                                       By:      Ladenburg, Thalmann & Co. Inc.

                                       By:____________________________________
                                       Acting on its own behalf and as the
                                       Representatives of the other Underwriters
                                       named in Schedule A of the Underwriting
                                       Agreement.

Accepted and Agreed to:

_____________________________


By:__________________________

LADENBURG, THALMANN & CO. INC.
PRINCIPAL FINANCIAL SECURITIES, INC.
c/o Ladenburg, Thalmann & Co. Inc.
As Representatives of the several Underwriters
540 Madison Avenue
New York, New York  10022

Dear Sirs:

         The undersigned hereby confirms its agreement to purchase __________ Shares referred to in the foregoing Selling Agreement, subject to your acceptance or rejection in whole or in part in case of a subscription in excess of any reservation, and acknowledges that such purchase and any purchase of additional Shares made during the term of said Agreement are subject to all the applicable terms and conditions set forth in said Agreement, and agrees to take up and pay for such Shares at the price and upon the terms and conditions stated in said Agreement.

         The undersigned hereby confirms that (a) it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and, in connection with the sale of such Shares, it agrees to comply with
Section 24 of the Rules of Fair Practice of the NASD and to obtain a written agreement similar to this clause (a) or to the succeeding clause (b) from any person to whom it grants a selling concession, discount or other allowance, or
(b) it is a foreign bank, dealer or institution not eligible for such membership and agrees (i) to conform to the Rules of Fair Practice of the NASD in making sales to purchasers outside of the United States as though it were a member of the NASD, including, without limitation, the provisions of Sections 8, 24 and 36 of such Rules and Section 25 of such Rules as that Section applies to a non-member broker-dealer in a foreign country and (ii) not to offer or sell any of such Shares in the United States or to persons it has reason to believe are citizens or residents of the United States.

         The undersigned hereby acknowledges receipt of the Prospectus relating to such Shares, and confirms that, in agreeing to purchase such Shares, it has relied on said Prospectus and not on any other statement whatsoever, written or oral.

         The undersigned further confirms that copies of the latest preliminary prospectus with respect to such Shares have been mailed, at least two days prior to the date hereof, to all persons to whom it is presently expected it will sell such Shares and that, if it expects to mail a confirmation of any such sale to any person by airmail, said preliminary prospectus has been sent to such person by airmail.

Dated:  __________ ___, 1996

                                              __________________________________

                                              By:_______________________________